UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2007

SOLAR POWER, INC.

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	000-50142 (Commission File Number)	20-1470649 (I.R.S. Employer Identification No.)

4080 Cavitt Stallman Road, Suite 100

Granite Bay, Californian 95746

(Address and telephone number of principal executive offices) (Zip Code)

(916) 789-0833

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On April 9, 2007 Solar Power, Inc., a California corporation (the “Company”) entered into its standard Securities Purchase Agreement with a certain foreign accredited investor (“Investor”) as part of a private placement to raise Five Hundred Thousand Dollars ($500,000) (the “Financing”). In connection with the Financing, the Company sold an aggregate of 500,000 shares of restricted common stock (the “Shares”), par value $0.0001 per share, at a purchase price of $1.00 per share for an aggregate sale price of $500,000 to the Investor. The Shares were issued by the Company in reliance on Regulation S of the Act.

The Investor entered into the Company’s standard Securities Purchase Agreement (the “Agreement”), which includes customary representation and warranty, and indemnification provisions. The Agreement does not provide for any registration rights in connection with the Shares.

For further information regarding the terms of the Financing, see the Securities Purchase Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Section 9- Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No	Exhibit Description

10.1	Securities Purchase Agreement

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC. a California Corporation

Dated: April 11, 2007	/s/ Alan M. Lefko
Alan M. Lefko
Vice President of Finance and Secretary

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